                                                                   11/18/95

                            SUPPLEMENTAL AGREEMENT


     This Supplemental Agreement ("Supplemental Agreement") is entered into this 18 day of November, 1995, between Union Pacific Corporation, Union Pacific Railroad Company, Missouri Pacific Railroad Company (collectively referred to as "UP"), and Southern Pacific Rail Corporation, Southern Pacific Transportation Company, The Denver & Rio Grande Western Railroad Company, St. Louis Southwestern Railway Company and SPCSL Corp. (collectively referred to as "SP", with both UP and SP also hereinafter referred to collectively as "UP/SP"), on the one hand, and Burlington Northern Railroad Company ("BN") and The Atchison, Topeka and Santa Fe Railway Company ("Santa Fe"), hereinafter collectively referred to as "BNSF", on the other hand, concerning the proposed acquisition of Southern Pacific Rail Corporation by UP Acquisition Corporation, and the resulting common control of UP and SP pursuant to the application pending before the Interstate Commerce Commission ("ICC") in Finance Docket No. 32760, Union Pacific Corporation, Union Pacific Railroad Company, and Missouri Pacific Railroad Company -- Control and Merger -- Southern Pacific Rail Corporation, Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, SPCSL Corp., and The Denver and Rio Grande Western Railroad Company.

     Pursuant to an Agreement between UP/SP and BNSF dated September 25, 1995 (the "Agreement"), UP/SP and BNSF agreed to various trackage rights, line sales, and other related transactions.

     In order to (a) realize the intent of the parties that the Agreement result in the preservation of service by two competing railroad companies for all 2-to-1 customers as described in Section 8i of the Agreement and (b) correct various errata to the Agreement that have been identified since it was signed, the parties agree to amend the Agreement as follows:

1.   Amendment to Section 1.

     a) Section 1b is amended by (i) inserting the phrase "with the Utah Central Railway Company at Ogden" between the phrases "Provo;" and "and with the Salt" in the second to last line, and (ii) adding at its conclusion the following language:

          "BNSF shall also receive the right to utilize in common with UP/SP, for normal and customary charges, SP's soda ash transload facilities in Ogden and Salt Lake City. BNSF shall also have the right to access any shipper-owned soda ash transload facilities in Ogden and Salt Lake City and to establish its own soda ash transload facilities along the trackage rights granted under this section."

     b) Section 1d is amended by adding at its conclusion the following language:

          "BNSF shall have the right, upon 180 days prior written notice to

          UP/SP, to change its election; provided, however, that BNSF shall
          (x) not change its election more often than once every five years and (y) shall reimburse UP/SP for any costs incurred by UP/SP in connection with such changed election."

     c) Section 1g is amended by (i) revising the third and fourth sentences to read as follows:

          "Manifest trains shall be carload business and shall be equipped with adequate motive power to achieve the same horsepower per trailing ton as comparable UP/SP trains. Helpers shall not be used unless comparable UP/SP manifest trains use helpers in which case BNSF trains may be operated in the same fashion provided that BNSF furnishes the necessary helper service."

and (ii) by deleting the comma in the last sentence after the word "helpers."

     d) Section 1i is amended by inserting the term "BNSF" between the words "provide" and "non-discriminatory" in the second line.

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
2. Amendment to Section 3. Section 3 is amended by adding a new Section 3f to the Agreement. New Section 3f shall read as follows:

          "f) Forty-five (45) days before initiating service to a customer pursuant to Sections 3a and 3b, BNSF must elect whether its service shall be (i) direct, (ii) through reciprocal switch, or
               (iii) with UP/SP's prior agreement, using a third party contractor to perform switching for itself or both railroads. BNSF shall have the right, upon 180 days prior written notice to UP/SP, to change its election; provided, however, that BNSF shall (x) not change its election more often than once every five years and (y) shall reimburse UP/SP for any costs incurred by UP/SP in connection with such changed election."

3.   Amendment to Section 4.

     a) Section 4a is amended by adding the phrase "(with parity and equal access to the Mexican border crossing at Brownsville)" at the conclusion of the second sub-paragraph which reads "UP's line between Houston (Algoa) and Brownsville."

     b) Section 4b is amended by adding at its conclusion the phrase "and Eagle Pass."

     c) Section 4d is amended by adding at its conclusion the following language:

          "BNSF shall have the right, upon 180 days prior written notice to UP/SP, to change its election; provided, however, that BNSF shall (x) not change its election more often than once every five years and (y) shall reimburse UP/SP for any costs incurred by UP/SP in connection with such changed election."


     d) The first sentence of Section 4f is amended by inserting a comma between the phrase "(including FNM interchange)" and the term "UP/SP."

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4.   Amendment to Section 5.

     a) Section 5a is amended as follows in order to add an additional grant of trackage rights:

          "a)  UP/SP shall grant to BNSF trackage rights on the following lines:

               o SP's line between Houston, Texas and Iowa Junction in Louisiana;

               o  SP's line between Dayton, Texas and Baytown, Texas;

               o UP's and SP's lines near Avondale (SP MP 16.9) and West Bridge Junction (SP MP 10.5); and

               o UP's line between West Bridge Junction (UP MP 10.2) and UP's Westwego, Louisiana intermodal facility (approximately UP MP 9.2)."

     b) Section 5b is amended by adding at its conclusion the following sentence:

          "BNSF shall also have the right to interchange with and have access over the New Orleans Public Belt Railroad at West Bridge Junction."

     c) The last sentence in Section 5c is amended by inserting a period after the word "limitations" and by beginning a new sentence immediately thereafter with the word "where."

     d) Section 5d is amended by adding at its conclusion the following language:

          "BNSF shall have the right, upon 180 days prior written notice to UP/SP, to change its election; provided, however, that BNSF shall
          (x) not change its election more often than once every five years and (y) shall reimburse UP/SP for any costs incurred by UP/SP in connection with such changed election."

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
5.   Amendment to Section 6.

     a) Section 6c is amended by adding at its conclusion the following language: "and the Little Rock Port Authority at Little Rock."

     b) Section 6e is amended by adding at its conclusion the following language:


          "BNSF shall have the right, upon 180 days prior written notice to UP/SP, to change its election; provided, however, that BNSF shall
          (x) not change its election more often than once every five years and (y) shall reimburse UP/SP for any costs incurred by UP/SP in connection with such changed election."

6.   Amendment to Section 8.

     a)   The parenthetical clause in Section 8d is amended to read as follows:

          "(i.e., the southwest quadrant connection at Saunders including the track between BN MP 10.43 and MP 11.14.)"

     b) The second line in Section 8h is amended by substituting "UP/SP" for "SP" in the two places "SP" appears in that line.

     c)   Section 8i is amended in its entirety to read as follows:

          "i) It is the intent of the parties that this Agreement result in the preservation of service by two competing railroad companies for all customers listed on Exhibit A to this Agreement presently served by both UP and SP and no other railroad (2-to-1 customers).

               The parties recognize that some 2-to-1 customers will not be able to avail themselves of BNSF service by virtue of the

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
               trackage rights and line sales contemplated by this Agreement. For example, 2-to-1 customers located at points between Niles Junction and the end of the joint track near Midway (including Livermore, CA, Pleasanton, CA, Radum, CA, and Trevarno, CA), Turlock, CA, South Gate, CA, Tyler, TX, Defense, TX, College Station, TX, Great Southwest, TX, Victoria, TX, Sugar Land, TX, points on the former Galveston, Houston & Henderson Railroad served only by UP and SP, Opelousas, LA, Paragould, AR, Dexter, MO, and Herington, KS, are not accessible under the trackage rights and line sales covered by this Agreement. Accordingly, UP/SP and BNSF agree to enter into arrangements under which, through trackage rights, haulage, ratemaking authority or other mutually acceptable means, BNSF will be able to provide competitive service to 2-to-1 customers at the foregoing points and to any 2-to-1 customers who are not located at points expressly referred to in this Agreement or Exhibit A to this Agreement.

               BNSF shall have the right to interchange with any short-line railroad which, prior to the date of this Agreement could interchange with both UP and SP and no other railroad."

     d) Section 8j, is modified by adding the word "or" between the words "route" and "routes."


7.   Amendment to Section 9.

     a) The third sentence of Section 9d is amended by deleting the phrase "UP/SP traffic" and inserting the phrase in place thereof "traffic of the owning carrier."

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     b)   Section 9h is amended in its entirety to read as follows:

          "h) The rates for reciprocal switching services provided by UP/SP to BNSF pursuant to the terms of the Agreement shall fully reimburse UP/SP for its costs plus a reasonable return."

     c)   Section 9l is amended in its entirety to read as follows:

          "l) BNSF shall have the right to connect, for movement in all directions, with its present lines (including existing trackage rights) at points where its present lines (including existing trackage rights) intersect with lines it will purchase or be granted trackage rights over pursuant to this Agreement. UP/SP shall have the right to connect, for movement in any direction, with its present lines (including trackage rights) at points where its present lines (including trackage rights) intersect with lines it will be granted trackage rights over pursuant to this Agreement."

8. Deletion of Section 18. Section 18 of the Agreement captioned "Confidentiality" is hereby deleted.

9.   Amendment of Exhibit A.

     a) In the section captioned "Points Referred to in Section 1b" make the following deletions and insertions: (i) insert before "Points between Oakland, CA and San Jose, CA: the following points: "Herlong, CA; Johnson Industrial Park at Sacramento, CA; Farmers Rice at West Sacramento, CA; Port of Sacramento, CA;"
(ii) add the following language after "Points between Oakland, CA and San Jose, CA": "(including Warm Springs CA, Fremont CA, Elmhurst CA, Shinn CA, Kohler CA, and Melrose CA) and (iii) delete "Points in the Livermore, CA area (including Pleasanton, CA, Radum, CA, and Trevarno, CA); West Sacramento, CA; Melrose Drill Track near Oakland, CA".

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
     b) Delete the reference to "Victoria, TX" in the section captioned "Points Referred to in Section 4b." Add "Sinton, TX" in place thereof.

     c) Add the phrase "(Amoco, Exxon and Chevron plants)" after the reference to Mont Belvieu, TX in the section captioned "Points Referred to in
Section 5b." Add the points "Eldon, TX (Bayer plant)" and "Harbor, LA" at the end of this section.

     d) Delete the reference to "Paragould, AR" in the section captioned "Points Referred to in Section 6c." Add "Forrest City, AR" in place thereof.


          For ease of reference, a revised Exhibit A incorporating the foregoing changes is attached.

10. Amendment to Exhibit B. The third sentence in the last section (captioned "Third Party Consultant") of Exhibit B shall modified by amending the phrase "share in any" to "share any."

     This Supplemental Agreement makes no other changes to the Agreement and the Agreement's terms shall remain in full force and effect except as modified above.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be fully executed as of the date first above written.

UNION PACIFIC CORPORATION          UNION PACIFIC RAILROAD
                                     COMPANY

By: /s/ R.K. Davidson              By: /s/ R.K. Davidson
Title: ___________________         Title: ___________________

                                   SOUTHERN PACIFIC RAIL
                                     CORPORATION

                                   By: /s/ John T. Gray
                                   Title: ___________________

MISSOURI PACIFIC                   SOUTHERN PACIFIC
  RAILROAD COMPANY                   TRANSPORTATION COMPANY

By: /s/ R.K. Davidson              By: /s/ John T. Gray
Title: ___________________         Title: ___________________

THE DENVER & RIO GRANDE            SPCSL CORP.
  WESTERN RAILROAD COMPANY

By: /s/ John T. Gray               By: /s/ John T. Gray
Title: ___________________         Title: ___________________

ST. LOUIS SOUTHWESTERN
  RAILWAY COMPANY

By: /s/ John T. Gray
Title: ___________________

BURLINGTON NORTHERN                THE ATCHISON, TOPEKA AND
  RAILROAD COMPANY                   SANTA FE RAILWAY COMPANY

By: /s/ Carl R. Ice                By: /s/ Carl R. Ice
Title: VP                          Title: ___________________

                                 EXHIBIT A

Points Referred to in Section 1b

Provo UT
Salt Lake City UT
Ogden UT
Ironton UT
Gatex UT
Pioneer UT
Garfield/Smelter/Magna UT (access to Kennecott private railway)
Geneva UT
Clearfield UT
Woods Cross UT
Relico UT
Evona UT
Little Mountain UT
Weber Industrial Park UT
Points on paired track from Weso NV to Alazon NV
Reno NV (intermodal and automotive only --
     BNSF must establish its own automotive facility)
Herlong CA
Johnson Industrial Park at Sacramento CA
West Sacramento CA (Farmers Rice)
Port of Sacramento CA
Points between Oakland CA and San Jose CA (including Warm Springs CA,
     Fremont CA, Elmhurst CA, Shinn CA, Kohler CA, and Melrose CA)
San Jose CA


Points Referred to in Section 3a

Ontario CA
La Habra CA
Fullerton CA

Points Referred to in Section 4b

Brownsville TX
Port of Brownsville TX
Port of Corpus Christi
Harlingen TX
Corpus Christi TX
Sinton, TX
San Antonio TX
Halsted TX (LCRA plant)
Waco TX
Points on Sierra Blanca-El Paso line


Points Referred to in Section 5b

Baytown TX
Amelia TX
Orange TX
Mont Belvieu TX (Amoco, Exxon, Chevron plants)
Eldon, TX (Bayer plant)
Harbor, LA


Points Referred to in Section 6c

Camden AR
Pine Bluff AR
Fair Oaks AR
Baldwin AR
Little Rock AR
North Little Rock AR
East Little Rock AR
Forrest City, AR

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